UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 1, 2010
Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (757) 217-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Stephen P. Theobald, 48, has joined Hampton Roads Bankshares, Inc. (the “Company”) as Executive Vice President and Chief Financial Officer, effective December 1, 2010, replacing Lorelle L. Fritsch, who served as interim CFO until Theobald’s appointment.
     Theobald brings over two decades of broad experience in the financial services industry, including serving as CFO of one of the country’s top ten banks, serving as an Audit Partner in the Financial Services Group at KPMG Peat Marwick LLP, now KPMG LLP (“KPMG”), and working at the Office of the Comptroller of the Currency. Over the past 8 months, Theobald has served as a financial consultant to the Company.
     Prior to joining the Company as a financial consultant, Theobald held a number of senior positions at Capital One Financial Corporation (“Capital One”) from 1999 to 2010, most recently serving as CFO, Local Banking, a position he held from 2005 — 2010. Other positions he held at Capital One include: CFO, Global Financial Services (from 2002 — 2005), Executive Lead-Regulatory Relations, Executive Lead of Peoplesoft Program, and Controller. From 1984 to 1999, he worked at KPMG, progressing to Audit Partner in the Financial Services Group, where he led engagements with some of the Firm’s largest banking clients. From 1990 to 1992, he served as a Professional Accounting Fellow at the Office of the Comptroller of the Currency. Theobald earned a BSBA in Accountancy in 1984 from the University of Notre Dame and is a Certified Public Accountant.
     Theobald presently has no written employment contract with the Company. His annual base salary is $425,000. In addition, Theobald is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees. All of the aforementioned plans are more fully discussed in the Company’s Definitive Proxy Statement related to its 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on August 30, 2010.

Item 7.01.	Regulation FD Disclosure.
     The Company issued a press release on December 2, 2010 announcing Theobald’s appointment. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information contained in this item, including that which is incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
Ex. 99.1 Press Release, dated December 2, 2010.
Caution about Forward-Looking Statements
     Certain information contained in the attached discussion may include “forward-looking statements.” These forward-looking statements relate to the completion of the Company’s plan, the strengthening of its financial position and the realization of the full potential of its community banking franchise. There can be no assurance that the Company will be able to complete its plan, strengthen its financial position or realize the full potential of its community banking franchise, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, June 30, 2010, and September 30, 2010, and other filings made with the Securities and Exchange Commission. The attached press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.
Date: December 2, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 99.1	Press Release, dated December 2, 2010.